Exhibit 10.1

CHARDAN

CAPITAL MARKETS

December 15, 2016

Mr. Kenneth L. Waggoner
PharmaCyte Biotech, Inc.
23046 Avenida de la Carlota
Suite 600

Laguna Hills, CA 92653

Re:       Amendment to Engagement Letter between PharmaCyte and Chardan dated May 28, 2014

Dear Mr. Waggoner:

Reference is made to the engagement letter entered into by and between Chardan Capital Markets, LLC ("Chardan") and PharmaCyte Biotech, Inc. ("Company") dated May 28, 2014 (the "Engagement Letter"). Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Engagement Letter. This will confirm that the Engagement Letter is hereby amended as follows

1.       The first sentence of Section 1 of the Engagement Letter shall be amended and restated to read as follows:

"The Company hereby engages Chardan, for the period beginning on the date hereof and ending upon consummation of the "Offering," defined below, subject to the provisions of Section 14 hereof. "

2.       The first clause of the second sentence of Section 1 of the Engagement Letter shall be amended and restated to delete the words "or until consummation of the Offering," so as to read as follows:

"During the Engagement Period, and so long as Chardan is proceeding in good faith with the Offering,"

3.       The fourth sentence of Section 6(a) of the Engagement Letter shall be amended and restated to read as follows:

Except as set forth on Schedule 3(a), neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.

4.       The first sentence of Section 6(o) of the Engagement Letter shall be amended and restated to read as follows:

PharmaCyte Amendment to May 28, 2014 Engagement Agreement

December 15, 2016

"Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage of at least $5 million in the aggregate."

5.       Section 6(q) of the Engagement Letter shall be amended and restated to read as follows:

"Sarbanes-Oxley. Except as set forth on Schedule 3(o), the Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the date hereof and of the closing date of the Placement."

6.       A new Section 14 of the Engagement Letter shall be added to read as follows:

"Termination. The term of Chardan's engagement hereunder shall continue in accordance with the Engagement Letter and shall end on the final closing of the Transaction; provided, however, the Engagement Letter can be terminated by either party for any reason, without or without cause, upon five (5) days written notice of termination to the other party, however, in the event of such early termination, Chardan shall nonetheless be entitled to the full Transaction fees set forth in Section 3 of the Engagement Letter with respect to any Securities of the Company sold to any parties introduced to the Company by Chardan within nine (9) months following the expiration or termination of this Engagement Letter."

7.       The Disclosure Schedules attached hereto as Appendix 1 shall be made a part of the Engagement Letter as hereby amended.

Except for the foregoing and notwithstanding any other agreement or understanding, written or oral, all provisions of the Engagement Letter shall remain unmodified and in full force and effect.

(Signature Page Follows)

PharmaCyte Amendment to May 28, 2014 Engagement Agreement

December 15, 2016

Very truly yours

CHARDAN CAPITAL MARKETS, LLC

By: /s/ George Kaufman
George Kaufman
Managing Partner

Accepted and agreed as of the date first written above:

PHARMACYTE BIOTECH, INC.

By: /s/ Kenneth L. Waggoner

       Kenneth L. Waggoner

       Chief Executive Officer

       President and General Counsel

CHARDAN

CAPITAL MARKETS

Appendix 1— Disclosure Schedules

Schedule 3(a)

Organization and Qualification

Subsidiaries of the Company

1.       Bio Blue Bird AG

2.       Viridis Biotech, Inc.

3.       PharmaCyte Biotech Australia Pty Ltd

4.       PharmaCyte Biotech Europe Limited

Non-Compliance with Governing Documents

The Company's bylaws provide that the Company shall hold annual shareholders meetings; however, the Company has never held a shareholders meeting.

Schedule 3(f)

Capitalization

The capitalization as of December 12, 2016 is as follows:

1. Common Stock — Par Value $0.0001

a.       Authorized: 1,490,000,000

b.       Issued and outstanding: 849,904,665

c.       Outstanding Warrants: 84,969,908

d.       Outstanding Options: 81,150,000

2. Preferred Stock — Par Value $0.0001

a.       Authorized: 10,000,000

b.       Issued and Outstanding: zero

Since October 31, 2016, the Company has granted shares of Common Stock to certain non-employee independent contractors in exchange for services provided to the Company.

Schedule 3(h)

Required Disclosures

None.

17 State Street • Suite 1600 • New York, N.Y. 10004 • Tel: 646-465-9090 • Fax: 646-465-9039

CHARDAN

CAPITAL MARKETS

Schedule 3(q)

Sarbanes-Oxley

The Company is not in compliance with certain provisions of the Sarbanes-Oxley Act of 2002 in respect of its internal controls over financial reporting, as further described in the Company's periodic reports filed with the Commission pursuant to the Exchange Act

17 State Street • Suite 1600 • New York, N.Y. 10004 • Tel: 646-465-9090 • Fax: 646-465-9039